PRICING SUPPLEMENT No. K1790

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–C dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Fund Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 October 29, 2021
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

■	Linked to a domestic ETF basket comprised of the SPDR® Dow Jones Industrial AverageSM ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (30%); and the iShares® Russell 2000 ETF (20%) (the “Basket”)

■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at stated maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■	If the ending level is greater than the starting level, you will receive the original offering price plus 110% participation in the upside performance of the Basket, subject to a maximum return at stated maturity of 32.50% of the original offering price. As a result of the maximum return, the maximum maturity payment amount is $1,325

■	If the ending level is equal to or less than the starting level but equal to or greater than the threshold level, you will be repaid the original offering price

■	If the ending level is less than the threshold level, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Basket beyond the threshold level

■	The threshold level is equal to 90% of the starting level

■	You may lose up to 90% of the original offering price

■	All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends

■	No exchange listing; you should be willing and able to hold your securities to stated maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$38.25	$961.75
Total	$1,332,000	$50,949	$1,281,051
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of $38.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $22.50 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date is $965.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are unsecured obligations of Credit Suisse, and all payments on the securities are subject to the credit risk of Credit Suisse.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Investor Considerations

We have designed the securities for investors who:

■	seek 110% leveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level, subject to the maximum return at stated maturity of 32.50% of the original offering price;

■	desire to limit downside exposure to the Basket through the 10% buffer;

■	understand that if the ending level is less than the threshold level, they will receive less than the original offering price per security at stated maturity, and they may lose 90% of their investment;

■	are willing to forgo interest payments on the securities and dividends on shares of the Basket Components; and

■	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

■	are unwilling to accept the risk that the ending level may be less than the threshold level;

■	seek uncapped exposure to the upside performance of the Basket;

■	seek full return of the original offering price of the securities at stated maturity;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	seek current income;

■	are unwilling to accept the risk of exposure to U.S. equity markets;

■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

■	are unwilling to accept the credit risk of Credit Suisse; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Terms of the Securities
Market Measure:	A basket (the “Basket”) comprised of the following unequally weighted basket components (each, a “Basket Component” and, together, the “Basket Components”), with the return of each Basket Component having the weighting noted parenthetically: the SPDR® Dow Jones Industrial AverageSM ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (30%); and the iShares® Russell 2000 ETF (20%)
Pricing Date:	October 29, 2021
Issue Date:	November 5, 2021
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Calculation Day:	October 27, 2025. If such day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day for a Basket Component may also be postponed due to the occurrence of a market disruption event with respect to such Basket Component. See “Additional Terms of the Securities—Market Disruption Events” below. To the extent that we make any change to the expected issue date, the calculation day may also be changed in our discretion to ensure that the term of the securities remains the same.
Maturity Payment Amount:

The “maturity payment amount” per security will equal:

•

if the ending level is greater than the starting level: $1,000 plus the lesser of:

(ii)        the maximum return;

•

if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•

if the ending level is less than the threshold level:

If the ending level is less than the threshold level, you will receive less than the original offering price of your securities at stated maturity, and you may lose 90% of your investment.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Stated Maturity:	November 3, 2025. If the calculation day is postponed for any Basket Component, the stated maturity will be the later of (i) November 3, 2025 and (ii) three business days after such calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” below. To the extent that we make any change to the expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to redemption by Credit Suisse or repayment at the option of any holder of the securities prior to stated maturity. No interest or other payment will be payable hereon because of any such postponement of the stated maturity.

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Starting Level:	The “starting level” is 100.
Ending Level:	The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR® Dow Jones Industrial AverageSM ETF Trust; (B) 30% of the component return of the SPDR® S&P MidCap 400® ETF Trust; and (C) 20% of the component return of the iShares® Russell 2000 ETF.
Threshold Level:	90, which is equal to 90% of the starting level.
Component Return:

The “component return” of a Basket Component will be equal to:

final component price – initial component price

initial component price

where,

•

the “initial component price” will be the fund closing price of such Basket Component on the pricing date; and

•

the “final component price” will be the fund closing price of such Basket Component on the calculation day.

The initial component prices of the basket components are as follows: SPDR® Dow Jones Industrial AverageSM ETF Trust ($358.23); SPDR® S&P MidCap 400® ETF Trust ($509.14); iShares® Russell 2000 ETF ($228.05).

Fund Closing Price:	The “fund closing price” with respect to a Basket Component (or one unit of any other security for which a fund closing price must be determined) on any trading day means the product of (i) the closing price of one share of such Basket Component or such other security on such trading day and (ii) the adjustment factor applicable to such Basket Component on such trading day.
Closing Price:	The “closing price” with respect to a share of a Basket Component (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Basket Component (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Basket Component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Basket Components; Alternate Calculation” below.
Maximum Return:	The “maximum return” is 32.50% of the original offering price per security ($325 per security). As a result of the maximum return, the maximum maturity payment amount of the securities is $1,325 per security.
Participation Rate:	110%
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of $38.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $22.50 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)

not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)

the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

(iii)

not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)

the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•

a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22552XWJ8

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in any product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Calculation day
Maturity date	Stated maturity
Closing level	Fund closing price
Initial level	Starting level
Final level	Ending level
Knock-in level	Threshold level

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Determining Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Hypothetical Payout Profile

The following profile is based on a maximum return of 32.50% or $325 per security, a participation rate of 110% and a threshold level equal to 90% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
110% of Basket return, to maximum return
32.50%
10% buffer
-10%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Hypothetical Basket Return
Hypothetical Security Return

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement, the underlying supplement, any product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

You May Receive Less Than The Original Offering Price Of Your Securities At Stated Maturity.

If the ending level is less than the threshold level, the maturity payment amount that you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Basket to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is 90% of the starting level. As a result, you may receive less than the original offering price per security at stated maturity, and you may lose 90% of your investment, even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Potential Return On The Securities Is Limited To The Maximum Return.

The appreciation potential of the securities will be limited to the maximum return, regardless of any appreciation of the Basket, which may be significant. The Basket may appreciate by significantly more than the percentage represented by the maximum return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Basket. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

No Periodic Interest Will Be Paid On The Securities.

We will not pay interest on the securities. You may receive less at stated maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities, since the maturity payment amount is based on the appreciation or depreciation of the Basket.

Stated Maturity May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day with respect to any Basket Component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Basket Component on the calculation day. If such a postponement occurs, stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after the postponed calculation day.

The Probability That The Ending Level Will Be Less Than The Threshold Level Will Depend On The Volatility Of The Basket Components.

“Volatility” refers to the frequency and magnitude of changes in the prices of the Basket Components. The greater the expected volatility with respect to the Basket Components on the pricing date, the higher the expectation as of the pricing date that the ending level could be less than the threshold level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Basket Components as of the pricing date. The volatility of the Basket can change significantly over the term of the securities. The prices of the Basket Components could fall sharply, which could result in a loss of 90% of the original offering price of the securities. You should be willing to accept the downside market risk of the Basket Components and the potential to lose a significant portion of the original offering price per security at stated maturity.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Basket Components

Changes In The Values Of The Basket Components May Offset Each Other.

Movements in the prices of the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the return of the Basket, increases in the price of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the price of the other Basket Components.

The Basket Components Are Not Equally Weighted.

The securities are linked to a basket of more than one Basket Component, and the Basket Components have significantly different weights in determining the value of the Basket. The same percentage change in each of the Basket Components could therefore have different effects on the ending level because of the unequal weighting. For example, if the weighting of one Basket Component is greater than the weighting of another Basket Component, a 5% decrease from the initial component price to the final component price of the Basket Component with the greater weighting will have a greater impact on the ending level than a 5% increase from the initial component price to the final component price of the Basket Component with the lesser weighting.

There Are Risks Associated With The Basket Components.

Although shares of the Basket Components are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Basket Components or that there will be liquidity in the trading market. Each Basket Component is subject to management risk, which is the risk that a Basket Component’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Basket Component’s investment strategy or otherwise, its investment advisor may add, delete or substitute the equity securities held by such Basket Component. Any of these actions could adversely affect the price of the shares of each Basket Component and consequently the value of the securities. For additional information on the Basket Components, see “The SPDR® Dow Jones Industrial AverageSM ETF Trust,” “The SPDR® S&P MidCap 400® ETF Trust” and “The iShares® Russell 2000 ETF” herein.

Under continuous listing standards adopted by the NYSE Arca, each Basket Component will be required to confirm on an ongoing basis that the securities included in its tracked index satisfy the applicable listing requirements. In the event that a tracked index does not comply with the applicable listing requirements, such Basket Component would be required to rectify such non-compliance by requesting that such tracked index sponsor modify such tracked index, transitioning to a new tracked index or obtaining relief from the SEC. There can be no assurance that such tracked index sponsor would modify such tracked index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such Basket Component being delisted by the NYSE Arca.

The Performance And Market Value Of Each Basket Component, Particularly During Periods Of Market Volatility, May Not Correlate To The Performance Of Its Tracked Index.

Each Basket Component will generally invest in all of the equity securities included in the index tracked by such Basket Component (each such index, a “tracked index”), but may not fully replicate such tracked index. There may be instances where a Basket Component’s investment advisor may choose to overweight another stock in such Basket Component’s tracked index, purchase securities not included in such Basket Component’s tracked index that such investment advisor believes are appropriate to substitute for a security included in such tracked index or utilize various combinations of other available investment techniques. In addition, the performance of each Basket Component will reflect additional transaction costs and fees that are not included in the calculation of such Basket Component’s tracked index. Finally, because the shares of each Basket Component are traded on a national securities exchange and are subject to market supply

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

and investor demand, the market value of one share of each Basket Component may differ from the net asset value per share of such Basket Component.

During periods of market volatility, securities held by each Basket Component may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Basket Component and the liquidity of such Basket Component may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Basket Component. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Basket Component. As a result, under these circumstances, the market value of shares of each Basket Component may vary substantially from the net asset value per share of such Basket Component. For all the foregoing reasons, the performance of each Basket Component may not correlate with the performance of its tracked index. For additional information on the Basket Components, see “The SPDR® Dow Jones Industrial AverageSM ETF Trust,” “The SPDR® S&P MidCap 400® ETF Trust” and “The iShares® Russell 2000 ETF” herein.

The Securities Are Linked To The SPDR® S&P MidCap 400® ETF Trust And Are Subject To The Risks Associated With Mid-Capitalization Companies.

The SPDR® S&P MidCap 400® ETF Trust is composed of equity securities issued by companies that are considered mid-capitalization companies. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, mid-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the SPDR® S&P MidCap 400® ETF Trust may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

The Securities Are Linked To The iShares® Russell 2000 ETF And Are Subject To The Risks Associated With Small-Capitalization Companies.

The iShares® Russell 2000 ETF is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the iShares® Russell 2000 ETF may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

Historical Performance Of Any Basket Component Is Not Indicative Of Its Future Performance.

The future performance of any Basket Component cannot be predicted based on its historical performance. We cannot guarantee that the fund closing price of any Basket Component will be at a price that would result in a positive return on your overall investment in the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Basket Component.

We cannot control the actions of any issuers of the equity securities included in or held by any Basket Component. Actions by such issuers may have an adverse effect on the price of the relevant Basket Component and, consequently, on the value of the securities.

No Ownership Rights Relating To The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the Basket Components or the equity securities that comprise the Basket Components. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Basket Components or the equity securities that comprise the Basket Components.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Basket Components or the equity securities that comprise the Basket Components.

Anti-Dilution Protection Is Limited.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The calculation agent will make anti-dilution adjustments for certain events affecting the Basket Components. However, an adjustment will not be required in response to all events that could affect the Basket Components. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Basket Components; Alternate Calculation” herein.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Basket Components And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Basket Components. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Basket Components or instruments related to the Basket Components. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Basket Components or instruments related to the Basket Components from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at stated maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.” Therefore, in addition to the fund closing prices of any Basket Component, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

o	the expected and actual volatility of the Basket and the Basket Components;

o	the expected and actual correlation, if any, between the Basket Components;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Basket Components;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Basket Components or markets generally and which may affect the prices of the Basket Components; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) is less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately four months.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on the calculation day) could adversely affect the level of the Basket and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Hypothetical Returns

The following table illustrates, for a maximum return of 32.50% or $325 per security and a range of hypothetical percentage changes from the hypothetical starting level to the ending level of the Basket:

•	the hypothetical maturity payment amount per security; and

•	the hypothetical total rate of return.

Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical maturity payment amount per security	Hypothetical total rate of return
100.00%	$1,325	32.50%
75.00%	$1,325	32.50%
50.00%	$1,325	32.50%
40.00%	$1,325	32.50%
30.00%	$1,325	32.50%
29.55%	$1,325	32.50%
20.00%	$1,220	22.00%
10.00%	$1,110	11.00%
0.00%	$1,000	0.00%
-5.00%	$1,000	0.00%
-7.50%	$1,000	0.00%
-10.00%	$1,000	0.00%
-11.00%	$990	-1.00%
-20.00%	$900	-10.00%
-30.00%	$800	-20.00%
-40.00%	$700	-30.00%
-50.00%	$600	-40.00%
-75.00%	$350	-65.00%
-100.00%	$100	-90.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting rate of return will depend on the actual ending level.

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Hypothetical Maturity Payment Amounts

Set forth below are four examples of maturity payment amount calculations, reflecting a maximum return of 32.50% or $325 per security. The terms used for purposes of these hypothetical examples do not represent the actual ending level, initial component prices or final component prices. The hypothetical initial component price of $100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual initial component price of any Basket Component. The actual initial component price for each Basket Component is set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Basket Components and the performance of the Basket, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The level of the Basket increases by 5% from the starting level to the ending level. The maturity payment amount is greater than the original offering price but less than the maximum return:

	SPDR® Dow Jones Industrial AverageSM ETF Trust	SPDR® S&P MidCap 400® ETF Trust	iShares® Russell 2000 ETF
Hypothetical Initial Component Price	$100.00	$100.00	$100.00
Hypothetical Final Component Price	$106.00	$105.00	$102.50
Component Return	6.00%	5.00%	2.50%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × 6.00%) + (30% × 5.00%) + (20% × 2.50%)] = 105

Since the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount would equal $1,000 plus the lesser of:

and (ii) the maximum return;

That is, $1,000 plus the lesser of:

At stated maturity you would receive $1,055 per security.

Example 2. The level of the Basket increases by 50% from the starting level to the ending level. The maturity payment amount is equal to the maximum return:

	SPDR® Dow Jones Industrial AverageSM ETF Trust	SPDR® S&P MidCap 400® ETF Trust	iShares® Russell 2000 ETF
Hypothetical Initial Component Price	$100.00	$100.00	$100.00
Hypothetical Final Component Price	$160.00	$150.00	$125.00
Component Return	60.00%	50.00%	25.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × 60.00%) + (30% × 50.00%) + (20% × 25.00%)] = 150

Since the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount would equal $1,000 plus the lesser of:

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

and (ii) the maximum return;

That is, $1,000 plus the lesser of:

At stated maturity you would receive $1,325 per security.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Basket at a rate of 110% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending levels that are greater than 129.55% of the starting level since your return on the securities for any ending level greater than 129.55% of the starting level will be limited to the maximum return. In this example, because your maturity payment amount on the securities is $1,325 per security and the level of the Basket increases by 50% from the starting level to the ending level, your effective participation rate is 65% (50% × 65% = 32.50% return per security over the original offering price).

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Example 3. The level of the Basket decreases by 5% from the starting level to the ending level. The maturity payment amount is equal to the original offering price:

	SPDR® Dow Jones Industrial AverageSM ETF Trust	SPDR® S&P MidCap 400® ETF Trust	iShares® Russell 2000 ETF
Hypothetical Initial Component Price	$100.00	$100.00	$100.00
Hypothetical Final Component Price	$80.00	$110.00	$110.00
Component Return	-20.00%	10.00%	10.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × -20.00%) + (30% × 10.00%) + (20% × 10.00%)] = 95

Since the hypothetical ending level is less than the hypothetical starting level, but not less than the hypothetical threshold level, you would not lose any of the original offering price of your securities.

In this example, the 20.00% decrease in the SPDR® Dow Jones Industrial AverageSM ETF Trust has a significant impact on the ending level notwithstanding the percentage increases in the other Basket Components due to the 50% weighting of the SPDR® Dow Jones Industrial AverageSM ETF Trust.

At stated maturity you would receive $1,000 per security.

Example 4. The level of the Basket decreases by 50% from the starting level to the ending level. The maturity payment amount is less than the original offering price:

	SPDR® Dow Jones Industrial AverageSM ETF Trust	SPDR® S&P MidCap 400® ETF Trust	iShares® Russell 2000 ETF
Hypothetical Initial Component Price	$100.00	$100.00	$100.00
Hypothetical Final Component Price	$40.00	$50.00	$75.00
Component Return	-60.00%	-50.00%	-25.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (50% × -60.00%) + (30% × -50.00%) + (20% × -25.00%)] = 50

Since the hypothetical ending level is less than the hypothetical threshold level, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

That is:

At stated maturity you would receive $600 per security.

To the extent that the component returns and ending level differ from the values assumed above, the results indicated above would be different.

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Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to a Basket Component means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Basket Component or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Basket Component means the primary exchange or quotation system on which shares (or other applicable securities) of such Basket Component are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts (or other applicable securities) relating to such Basket Component.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing prices of the Basket Components under certain circumstances;

•	determine if adjustments are required to the fund closing price of a Basket Component under various circumstances; and

•	if a Basket Component undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price of such Basket Component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to a Basket Component means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Basket Component or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Basket Component or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

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Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Basket Component or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Basket Component or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Basket Component or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Basket Component or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Basket Component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Basket Component or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Basket Component or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Basket Component on the calculation day, then the calculation day for such Basket Component will be postponed to the first succeeding trading day for such Basket Component on which a market disruption event for such Basket Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Basket Component. If the calculation day has been postponed eight trading days for a Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Basket Component on such eighth trading day, the calculation agent will determine the closing price of such Basket Component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Basket Component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for one Basket Component due to a market disruption event with respect to such Basket Component, the originally scheduled calculation day will remain the calculation day for the other Basket Components if such other Basket Components are not affected by a market disruption event.

Anti-dilution Adjustments Relating to the Basket Components; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor for a Basket Component as specified below if any of the events specified below occurs with respect to such Basket Component and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Basket Component, and there may be other events that could affect a Basket Component for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Basket Component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the

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Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on such Basket Component.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Basket Component unless the adjustment would result in a change to the adjustment factor then in effect for such Basket Component of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor for such Basket Component will be adjusted to equal the product of the prior adjustment factor of such Basket Component and the number of securities which a holder of one share (or other applicable security) of such Basket Component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Basket Component ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Basket Component will be adjusted on the ex-dividend date to equal the prior adjustment factor of such Basket Component plus the product of the prior adjustment factor of such Basket Component and the number of shares (or other applicable security) of such Basket Component which a holder of one share (or other applicable security) of such Basket Component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Basket Component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor for such Basket Component will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Basket Component and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Basket Component on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Basket Component on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred with respect to a Basket Component:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of such Basket Component will equal the amount per share (or other applicable security) of such Basket Component of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of such Basket Component described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Basket Component declares or makes a distribution to all holders of the shares (or other applicable security) of such Basket Component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor of such Basket Component as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

PRS-24

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

If a Basket Component, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Basket Component is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor of such Basket Component or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Basket Component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Basket Component, then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, any subsequent fund closing price for such Basket Component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Basket Component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Basket Component is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Basket Component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Basket Component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Basket Component (including but not limited to the instance in which the relevant tracked index sponsor discontinues publication of the relevant tracked index), then the calculation agent will calculate the fund closing price for such Basket Component in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Basket Component immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for such Basket Component, such successor fund or fund closing price will be used as a substitute for such Basket Component for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to such Basket Component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Basket Component or a successor fund, or the relevant tracked index, is changed in a material respect, or if a Basket Component or a successor fund is in any other way modified so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Basket Component or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Basket Component comparable to such Basket Component or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price for such Basket Component and the maturity payment amount with reference to such adjusted closing price of such Basket Component or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-25

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The Basket

The Basket will represent an unequally weighted portfolio of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: the SPDR® Dow Jones Industrial AverageSM ETF Trust (50%); the SPDR® S&P MidCap 400® ETF Trust (30%); and the iShares® Russell 2000 ETF (20%). The value of the Basket will increase or decrease depending upon the performance of the Basket Components. For more information regarding the Basket Components, see the information provided herein and in the accompanying underlying supplement.

While historical information on the level of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 4, 2016 to October 29, 2021, assuming that the Basket was constructed on January 4, 2016 with a starting level of 100 and that each of the Basket Components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.

The hypothetical historical Basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

PRS-26

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The SPDR® Dow Jones Industrial AverageSM ETF Trust

The SPDR® Dow Jones Industrial AverageSM ETF Trust is managed by PDR Services, LLC. The SPDR® Dow Jones Industrial AverageSM ETF Trust is a unit investment trust that seeks to track the investment results of the Dow Jones Industrial Average™, which is composed of 30 blue-chip U.S. stocks.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-31247 and 811-09170 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The SPDR® Dow Jones Industrial AverageSM ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “DIA.”

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® Dow Jones Industrial AverageSM ETF Trust. We have derived all disclosures contained in this pricing supplement regarding the SPDR® Dow Jones Industrial AverageSM ETF Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® Dow Jones Industrial AverageSM ETF Trust. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SPDR® Dow Jones Industrial AverageSM ETF Trust in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR® Dow Jones Industrial AverageSM ETF Trust (and therefore the price of the SPDR® Dow Jones Industrial AverageSM ETF Trust at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® Dow Jones Industrial AverageSM ETF Trust could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® Dow Jones Industrial AverageSM ETF Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® Dow Jones Industrial AverageSM ETF Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR® Dow Jones Industrial AverageSM ETF Trust. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the Dow Jones Industrial Average™, please see “The Reference Indices—The S&P Dow Jones Indices—The Dow Jones Industrial Average™” in the accompanying underlying supplement.

PRS-27

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The SPDR® Dow Jones Industrial AverageSM ETF Trust

Historical Information

We obtained the fund closing prices of the SPDR® Dow Jones Industrial AverageSM ETF Trust listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the SPDR® Dow Jones Industrial AverageSM ETF Trust for the period from January 4, 2016 to October 29, 2021. The fund closing price on October 29, 2021 was $358.23. The historical performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust should not be taken as an indication of the future performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust during the term of the securities.

PRS-28

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The SPDR® S&P MidCap 400® ETF Trust

The SPDR® S&P MidCap 400® ETF Trust is managed by PDR Services, LLC. The SPDR® S&P MidCap 400® ETF Trust is a unit investment trust that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P MidCap 400® Index.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-89088 and 811-08972 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The SPDR® S&P MidCap 400® ETF Trust is listed on the NYSE Arca, Inc. under the ticker symbol “MDY.”

This pricing supplement relates only to the securities offered hereby and does not relate to the SPDR® S&P MidCap 400® ETF Trust. We have derived all disclosures contained in this pricing supplement regarding the SPDR® S&P MidCap 400® ETF Trust from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P MidCap 400® ETF Trust. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the SPDR® S&P MidCap 400® ETF Trust in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the SPDR® S&P MidCap 400® ETF Trust (and therefore the price of the SPDR® S&P MidCap 400® ETF Trust at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P MidCap 400® ETF Trust could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the SPDR® S&P MidCap 400® ETF Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR® S&P MidCap 400® ETF Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPDR® S&P MidCap 400® ETF Trust. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the S&P MidCap 400® Index, please see “The Reference Indices—The S&P Dow Jones Indices—The S&P U.S. Indices—The S&P MidCap 400® Index” in the accompanying underlying supplement.

PRS-29

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The SPDR® S&P MidCap 400® ETF Trust

Historical Information

We obtained the fund closing prices of the SPDR® S&P MidCap 400® ETF Trust listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the SPDR® S&P MidCap 400® ETF Trust for the period from January 4, 2016 to October 29, 2021. The fund closing price on October 29, 2021 was $509.14. The historical performance of the SPDR® S&P MidCap 400® ETF Trust should not be taken as an indication of the future performance of the SPDR® S&P MidCap 400® ETF Trust during the term of the securities.

PRS-30

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF is managed by BlackRock Fund Advisors. The iShares® Russell 2000 ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares® Russell 2000 ETF is listed on the NYSE Arca, Inc. under the ticker symbol “IWM.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® Russell 2000 ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® Russell 2000 ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® Russell 2000 ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the iShares® Russell 2000 ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares® Russell 2000 ETF (and therefore the price of the iShares® Russell 2000 ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® Russell 2000 ETF could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares® Russell 2000 ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares® Russell 2000 ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares® Russell 2000 ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the Russell 2000® Index, please see “The Reference Indices—The FTSE Russell Indices—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement.

PRS-31

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

The iShares® Russell 2000 ETF

Historical Information

We obtained the fund closing prices of the iShares® Russell 2000 ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the iShares® Russell 2000 ETF for the period from January 4, 2016 to October 29, 2021. The fund closing price on October 29, 2021 was $228.05. The historical performance of the iShares® Russell 2000 ETF should not be taken as an indication of the future performance of the iShares® Russell 2000 ETF during the term of the securities.

PRS-32

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

PRS-33

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-34

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due November 3, 2025

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated October 29, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on October 29, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated October 29, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on October 29, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

PRS-35